Exhibit 3

                                 ARTICLES OF AMENDMENT
                                         TO THE
                               ARTICLES OF INCORPORATION
                                           OF
                                COGNIGEN NETWORKS, INC.

       Pursuant  to the  provisions  of  the  Colorado  Business  Corporation  Act,  the
undersigned  corporation  ("Corporation")  adopts the following Articles of Amendment to its Articles of
Incorporation:

       FIRST:      The name of the Corporation is Cognigen Networks, Inc.

       SECOND:  The  following  amendments  to the Articles of  Incorporation  were duly adopted by the  directors  on January 18,  2001,  and by the  shareholders  on March 15,
2001.  The number of votes cast for the  amendments  by each  voting  group  entitled to vote separately on the amendments was sufficient for approval by that voting group.

       Article  THIRD of the  Articles of  Incorporation  is amended in its  entirety so that as amended it reads as follows:

             THIRD: The  corporation  shall  have and may  exercise  all of the  rights, powers and privileges  now or hereafter  conferred  upon  corporations  organized under the laws of  Colorado.  In  addition,  the  corporation  may do  everything necessary,  suitable  or proper for the  accomplishment  of any of its  corporate purposes.  The  corporation  may conduct  part or all of its business in any part of Colorado,  the United  States or the world and may hold,  purchase,  mortgage, lease and convey real and personal property in any of such places.

       Article  FOURTH of the  Articles of  Incorporation  is amended in its entirety so that as amended it reads as follows:

             FOURTH     (a)    The  aggregate  number  of shares  which the  corporation
      shall have  authority  to issue is  300,000,000  shares of $0.00l par value common stock  ("Common  Stock") and  20,000,000  shares of no par value  preferred  stock
      ("Preferred Stock").

             (b)   Each  holder of Common  Stock of record  shall have one vote for each share of Common  Stock  standing  in the  shareholder's  name on the books of the corporation  and entitled to vote,  except that in the election of directors each holder of Common  Stock  shall have as many votes for each share of Common  Stock held by the  shareholder  as there  are  directors  to be  elected  and for whose election  the  shareholder  has a right to vote.  Cumulative  voting shall not be permitted  in the  election  of  directors  or  otherwise.  All holders of Common
       Stock shall vote  together as a single  class on all matters as to which  holders of Common Stock shall be entitled to vote.
             (c)   Shares of  Preferred  Stock may be issued from time to time in one or more  series  as the  Board  of  Directors  may  determine,  without  shareholder approval, as hereinafter  provided.  The Board of Directors is hereby authorized, by resolution or  resolutions,  to provide from time to time, out of the unissued shares of Preferred  Stock not then  allocated to any series of Preferred  Stock, for a series  of  Preferred  Stock.  Before  any  shares  of any such  series  of
       Preferred  Stock are issued,  the Board of Directors shall (i) fix and determine, and is  hereby  expressly  empowered  to fix and  determine,  by  resolution,  or resolutions,  the  designations,  powers,  preferences,  relative  participating,
       optional,   and  other   special   rights,   qualifications,   limitations,   and
       restrictions,  of the  shares  of such  series  and (ii) make  such  filings  and recordings with respect thereto as required by the Colorado Business  Corporation
       Act.  Each series of Preferred Stock shall be given a distinguishing designation.

             The Board of  Directors  is  expressly  authorized  to vary the  provisions relating  to the  foregoing  matters  between  the  various  series of  Preferred
       Stock.  All shares of  Preferred  Stock of any one series  shall be  identical in all  respects  with all  shares of such  series,  except  that  shares of any one series  issued at  different  times may  differ  as to the dates  from  which any dividends thereon shall be payable and, if cumulative, shall cumulate.

             Unless otherwise provided in the resolution,  or resolutions,  of the Board of Directors providing for the issuance thereof,  the number of authorized shares of any series of Preferred  Stock may be  increased  or decreased  (but not below the number of shares thereof then outstanding) by resolution, or resolutions,  by the Board of  Directors  and  appropriate  filing  and  recording  to the  extent required by the Colorado  Business  Corporation Act. In case the number of shares
       of  any  such  series  of  Preferred   Stock  shall  be  decreased,   the  shares
       representing  such decrease shall,  unless otherwise  provided in the resolution, or  resolutions,  of the Board of Directors  providing for the issuance  thereof, resume  the  status  of  authorized  but  unissued  shares  of  Preferred  Stock, undesignated as to series,  and may be reissued as part of such series or as part of any other series of Preferred Stock.

             Unless otherwise provided in the resolution,  or resolutions,  of the Board of  Directors  providing  for the  issuance  thereof,  shares  of any  series  of
       Preferred  Stock that shall be issued and thereafter  acquired by the corporation through purchase,  redemption (whether through the operation of a sinking fund or
       otherwise),   conversion,  exchange,  or  otherwise  shall  have  the  status  of authorized and unissued  shares of Preferred  Stock,  undesignated  as to series, and may be  reissued  as part of such  series or as part of any  other  series of
       Preferred Stock.

             (d)   No holder of any shares of the corporation,  whether now or hereafter unauthorized,  shall have any  preemptive  or  preferential  right to acquire any shares or securities of the  corporation,  including shares of securities held in the treasury of the corporation.

      Section (d)(ii) of Article EIGHTH of the Articles of  Incorporation  is amended in its entirety so that as amended it reads as follows:

             (ii)  Except  as bylaws  adopted  by the  shareholders  may  provide  for a greater voting  requirement  and except as is otherwise  provided by the Colorado
       Business  Corporation  Act with  respect  to  action on a plan of merger or share exchange,  on  the  disposition  of  substantially  all of  the  property  of the corporation,  on the  granting  of consent to the  disposition  of property by an entity  controlled by the corporation and on the dissolution of the  corporation, action on a matter  other than the  election of directors is approved if a quorum exists and if the votes cast  favoring the action  exceed the votes cast opposing the action.  Any bylaw  adding,  changing or deleting a greater  quorum or voting requirement  for  shareholders  shall  meet the same  quorum  requirement  and be adopted  by the same vote  required  to take  action  under the quorum and voting requirements then in effect or proposed to be adopted, whichever are greater.

       Article  NINTH of the  Articles of  Incorporation  is amended in its  entirety so that as amended it reads as follows:

             NINTH:A director of the corporation  shall not be personally  liable to the corporation or to its  shareholders  for monetary damages for breach of fiduciary duty as a director.  However,  this  provision  shall not  eliminate or limit the liability of a director to the  corporation or to its  shareholders  for monetary damages  otherwise  existing for (i) any breach of the director's duty of loyalty to the  corporation  or to its  shareholders;  (ii) acts or omissions not in good faith or which  involve  intentional  misconduct  or a knowing  violation of law;
       (iii) acts specified in Section  7-108-403 of the Colorado  Business  Corporation
       Act, as it may be amended from time to time; or (iv) any  transaction  from which the director directly or indirectly  derived any improper  personal  benefit.  If the Colorado Business  Corporation Act is hereafter amended to eliminate or limit further the  liability of a director,  then, in addition to the  elimination  and limitation  of liability  provided by the  preceding  sentence,  the liability of each director shall be eliminated or limited to the fullest  extent  permitted by the Colorado Business  Corporation Act as so amended.  Any repeal or modification of this Article  NINTH shall not  adversely  affect any right or  protection of a director of the corporation  under this Article NINTH,  as in effect  immediately prior to such repeal or  modification,  with respect to any liability  that would have accrued,  but for this Article NINTH,  prior to such repeal or modification.
       Nothing  contained  herein  will be  construed  to deprive  any  director  of the director's  right to all  defenses  ordinarily  available  to a director nor will anything  herein be  construed  to deprive any director of any right the director may have for contribution from any other director or other person.

Dated:  March 15, 2001
                                     COGNIGEN NETWORKS, INC.,
                                     a Colorado corporation

                                     By:  /s/ Darrell H. Hughes
                                          ------------------------------------
                                     Darrell H. Hughes, President